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                                                                   Exhibit 10.10


                              AMENDED AND RESTATED

                     STRATEGIC CONSULTING SERVICE AGREEMENT

                                     Between

                      SHANGHAI SHANDA NETWORKING CO., LTD.

                                       And

               SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.


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                              AMENDED AND RESTATED
                     STRATEGIC CONSULTING SERVICE AGREEMENT

THIS AMENDED AND RESTATED STRATEGIC CONSULTING SERVICE AGREEMENT ("this Agreement") is entered into in Shanghai, People's Republic of China on this 9th day of December 2003 by and between:

Party A ("Entrusting Party"): Shanghai Shanda Networking Co., Ltd. ("Party A"), with its registered address at 21/F, Hua Rong Plaza, 1289 South Pudong Road, Shanghai; and

Party B ("Entrusted Party"): Shengqu Information Technology (Shanghai) Co., Ltd. ("Party B"), with its registered address at Room 638-7, Building 2, No. 351 Guoshoujing Road, Zhangjiang Hi-Tech Park, Shanghai.

Each of Party A and Party B shall hereinafter individually be referred to as a "Party" and collectively as the "Parties".

WHEREAS,

1. Party A is a company organized and existing under the laws of the People's Republic of China (the "PRC") and its main business is operating online PC games in the PRC (the "Business"). Party B is a company with limited liability organized and existing under the laws of the PRC and it has expertise and resources in strategic consulting in the area of the Business. Party A agrees to entrust Party B to provide strategic consulting services ("Services") with respect of the Business, and Party B agrees to accept such entrustment under the terms and conditions set out below. Party A and Party B entered into a Management and Service Agreement and a Strategic Consulting Service Agreement on February 18, 2003 and October 28, 2003 respectively.

2.   The Parties intend to make further amendments to the above agreements.

NOW AND THEREFORE, the Management and Service Agreement dated February 18, 2003 and the Strategic Consulting Service Agreement dated October 28, 2003 shall be superseded by this Agreement after the effective date hereof. The Parties agree to the terms and conditions under this Agreement as follows:

ARTICLE 1 ENTRUSTED MATTERS

Matters entrusted by Party A to Party B under this Agreement (the "Entrusted Matters") shall be providing Services within the scope of this Agreement.

ARTICLE 2  SCOPE OF SERVICES

Services to be provided by Party B to Party A under this Agreement shall mainly include the following subject to the regulation of applicable laws:

1.    EVALUATING AND CONSULTING OF LICENSED GAMES FROM OVERSEAS

(1)   Monitoring the PRC and foreign markets of internet PC games;


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(2)  Evaluating and testing new PC games;

(3) Recommending PC games from overseas based on the results of the evaluation and the test.

2.   CONSULTING SERVICES ON PC GAME PROJECTS

(1) Recommending plans for the integral operation of PC games through the establishment of a PC game project team;

(2) Making preparations for the operation of PC games at the early stage by communicating and coordinating with technical and game development staffs;

(3) Conducting external tests by communicating and coordinating with technicians, game development staffs and members of the project teams;

(4) Making suggestions on the commercialized operation after the external tests;

(5)  Planning activities within the PC games and enriching game contents;

(6) Making periodical updates on users' trends and providing constructive suggestions on the development of each game project;

(7)  Providing suggestions on handling special events of PC games.

3.   ANALYSIS ON AND DEVELOPMENTS OF THE WORLD TRENDS

(1) Collecting information on competitors of Party A and alerting Party A on special events;

(2)  Updating developments of competitors' online games;

(3)  Providing other relevant information.

4.   MARKET PROMOTION AND PLANNING SERVICES

5.   OTHER CONSULTING SERVICES RELATING TO PARTY A'S CORPORATE STRATEGY;

ARTICLE 3  FEE AND PAYMENT

The Parties agree that consulting fee hereunder shall be calculated and paid in the following manner:

1. The formula for calculating monthly consulting fee payable by Party A to Party B hereunder shall be:

     Monthly consulting fee = standard monthly fee per concurrent online player x average number of concurrent online player per month - fees paid to cooperative parties - other reasonable costs) x 60%


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(1)  Average number of concurrent online player per month shall be the aggregate of average number of concurrent online player for all pay games in the month

(2)  Standard monthly fee per concurrent online player shall be as follows:
          a.   RMB 98 per month for the year 2003
          b.   RMB 86 per month for the year 2004 and thereafter

(3)  Fees paid to cooperative parties include:
          a. Fees payable by Party A under other contracts entered into between Party A and Party B
          b. Fees payable by Party A under contracts entered into between Party A and other PC game developers
          c. Rentals and revenue sharing fees payable under contracts between Party A and telecommunication operators
          d.   Fees paid to other cooperative parties

(4)  Other reasonable costs:
          a. Other reasonable costs per month for the year 2003 shall be RMB 1,720,000
          b. Other reasonable costs per month for the year 2004 and thereafter shall be RMB 1,900,000

2. Party B reserves the right to adjust the amount of standard monthly fee and the amount of other reasonable costs in accordance to the actual performance of Party A.

3. Party A shall provide Party B with data of concurrent online players and relevant contracts entered with other PC game developers and telecommunication operators. Party B shall be entitled to check and verify the aforesaid contracts and data provided by Party A at any time.

4. The consulting fee hereunder shall be paid on a quarterly basis. Party A shall, within three (3) months of the last day of each quarter, pay consulting fee of each quarter into an account designated by Party B. At the end of each year, Party B shall settle the consulting fee with Party A in accordance with the actual fees payable by Party A under this Agreement;

5. It is further agreed by the Parties that the consulting fee payable between February 19 and November 2003 under the Management and Service Agreement and the previous Strategic Consulting Service Agreement shall be adjusted accordingly pursuant to this Article 3.

ARTICLE 4  OBLIGATIONS OF THE PARTIES

1.    THE OBLIGATIONS OF PARTY A

(1) Party A shall promptly provide Party B with any materials and information necessary for the fulfillment of the Services hereunder, and shall warrant the authenticity and accuracy of all such materials and information it provides.

(2)  Party A shall pay consulting fee to Party B pursuant to Article 3 hereof;

(3) Unless otherwise agreed by Party B in writing, Party A shall not entrust any third party

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     to provide any Services as stipulated in Article 2 hereof;

(4) Party A shall perform other obligations under applicable laws and regulations of the PRC.

2.   THE OBLIGATIONS OF PARTY B

(1)  Party B shall provide the Services to Party A pursuant to this Agreement;

(2) Party B warrants to Party A that the information and suggestions provided by Party B to Party A under this Agreement shall be in compliance with relevant laws and regulations of the PRC;

(3) During the term of this Agreement and upon termination of this Agreement due to any reasons whatsoever, Party B shall keep confidential of any technical information and materials provided by Party A, and all other information which Party A does not want to disclose.

ARTICLE 5  REPRESENTATIONS AND WARRANTIES

1. Party B represents, warrants and covenants to Party A (such representations, warranties and covenants shall become effective from the Effective Date of this Agreement) that:

(1) Party B shall use its expertise and resources in strategic consulting with respect to the Business to organize and coordinate the Entrusted Matters and shall set up working groups consisting of experienced personnel to provide Services to Party A;

(2) Party B shall, during the course of providing the Services hereunder, act in due diligence and perform its obligations pursuant to applicable laws, regulations and relevant administrative rules of the PRC as well as the terms and conditions of this Agreement.

2. Party A represents and warrants to Party B (such representations and warranties shall become effective from the Effective Date of this Agreement) that:

(1) The obligations of Party A under this Agreement shall be legal and binding on Party A. Party A's performance of its obligations hereunder shall neither conflict with any of its obligations under any other agreement or document, nor contravene any applicable laws, regulations or administrative rules of the PRC;

(2) Any document and material provided by Party A to Party B under this Agreement shall be authentic and accurate.

3. Upon the occurrence of an event which may make any representation, warranty or covenant of a Party hereto under this Articles 5 become unauthentic or inaccurate, such Party shall promptly inform the other Party thereof, and, upon reasonable request of the other Party, take measures to remedy and disclose details of such event.

4. The legal liabilities arising out of a breach of any of the representations, warranties or covenants mentioned above shall not be affected upon the completion of the Entrusted Matters hereunder.

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5.   No Party hereto shall assign any of its rights or obligations under this
     Agreement to any third party.

ARTICLE 6  INDEMNIFICATION

In the event that a Party fails to comply with any of its obligations hereunder and such failure result in losses to the other Party, the defaulting Party shall make full and effective compensation to the other Party; if the failure makes it impossible to continue to perform this Agreement, the other Party shall have the right to terminate this Agreement and the defaulting Party itself shall bear its losses arising out of such termination.

ARTICLE 7  FORCE MAJEURE AND CHANGE OF CIRCUMSTANCES

If, at any time before the completion of the Entrusted Matters, a significant change or event in politics, economy, finance, law or otherwise occurs, and such change or event has had or may have a material adverse effect to the performance of the Entrusted Matters, the Parties may consult with each other to suspend or terminate this Agreement and neither Party shall assume any defaulting liability to the other Party.

ARTICLE 8  TERMINATION

1. Each Party shall have the right to terminate this Agreement by giving the other Party a notice in writing if:

(1) The other Party breaches or fails to fulfill any obligations under this Agreement; or

(2) Any representation, warranty or covenant made by the other Party hereunder is materially unauthentic or misleading and therefore not fulfilled.

2. In the event that this Agreement is terminated pursuant to Section 1 of this Article 8 or Article 7 hereof, the obligations of both Parties hereunder shall be terminated immediately. Notwithstanding the forgoing sentence, any right or claim having come into existence, or any liability arising out of the representation, warranty, covenant or indemnification hereunder, shall remain unaffected upon such termination.

ARTICLE 9  DISPUTE RESOLUTION

1. Any and all disputes, controversy or claim arising from or relating to this Agreement or its interpretation, violation, termination or validity shall be first settled through amicable negotiations between the Parties; such negotiations shall commence on the date on which a Party issues a written notice to the other Party requesting for such negotiations. If the dispute fails to be settled within thirty (30) days of the issuance of the written notice, then, upon the request of and notification by either Party to the other Party, such dispute shall be submitted for arbitration.

2. The arbitration shall be conducted in Shanghai by the China International Economic and Trade Arbitration Commission Shanghai Commission in accordance with such Commission's Arbitration Rules then in effect.

3. The arbitration award shall be final and binding on the Parties, and the costs of the

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     arbitration shall be borne by the losing Party, unless the arbitration award stipulates otherwise.

ARTICLE 10  VARIATION AND SUPPLEMENT

Both Parties hereto shall fulfill their respective obligations hereunder. No variation of or supplement to this Agreement shall be effective unless the Parties have agreed in writing and have respectively obtained the required authorizations and approvals (including an approval that Party B must obtain from the audit committee or other independent institution, which has been established under the Sarbanes-Oxley Act and the NASDAQ Rules, of the board of directors of Party B's overseas holding company, Shanda Interactive Entertainment Limited).

ARTICLE 11  VALIDITY

This Agreement shall become effective immediately after it is signed and sealed by the legal representatives or the authorized representatives of both Parties, and shall supersede all the relevant agreements and documents previously signed by the Parties on the subject matter upon the effectiveness of this Agreement. The term of this Agreement shall be twenty (20) years, which will be automatically renewed for another one (1) year upon expiry of each term unless Party B notifies Party A of its intention not to renew thirty (30) days before the current term expires.

ARTICLE 12  COUNTERPARTS

This Agreement is executed in two counterparts. Each Party shall hold one counterpart, and both counterparts shall have the same legal force.

[REMAINDER OF THE PAGE HAS INTENTIONALLY LEFT BLANK]



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[EXECUTION PAGE]

PARTY A: SHANGHAI SHANDA NETWORKING CO., LTD.


-------------------------
Authorized representative


PARTY B: SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO. LTD.


-------------------------
Authorized representative


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